RRBB
Rosenberg Rich Baker Berman & Company
A Professional Association of Certified Public Accountants
265 Davidson Avenue, Suite 210, Somerset, NJ 08873-4120
P: 908-231-1000 F: 908-231-6894 www.rrbb.com

Carl S. Schwartz, CPA*
David N. Roth, CPA
Steven J. Truppo, CPA
Leonard M. Friedman, CPA◆■
Gary A. Sherman, CPA
Robert S. Quick, CPA
Pamela Bezner Ali, CPA
Marsha L. Baldinger, CPA●■
Howard B. Condo, CPA

Alvin P. Levine, CPA
Daniel M. Brooks, CPA

◆Accredited in Business Valuation
■Certified Business Appraiser
●Certified Financial Planner
*Registered Investment Adviser

Other Office:

111 Dunnell Road, Suite 100
Maplewood, NJ 07040
973-763-6363
973-763-4430 FAX

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference into the Company's previously filed Registration Statement (No. 333-171789 filed on January 20, 2011) on Form S-8, of our report dated April 13, 2011 with respect to the financial statements include in this Annual Report on Form 10-K for the year ended December 31, 2010.

Rosenberg Rich Baker Berman & Company

Somerset, New Jersey
April 13, 2011